[TRW Inc. Letterhead]


                                                                     EXHIBIT 5




May 17, 1996




TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

    and

Board of Administration
The TRW Employee Stock Ownership
  and Stock Savings Plan
1900 Richmond Road
Cleveland, Ohio 44124

Re: THE TRW EMPLOYEE STOCK OWNERSHIP
    AND STOCK SAVINGS PLAN


Gentlemen:

As General Counsel of TRW Inc. ("TRW"), I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended, of shares of common stock of TRW ("Shares") and related participation interests to be offered under The TRW Employee Stock Ownership and Stock Savings Plan ("Plan").

I am familiar with the Plan, as amended to date; the trust agreement between TRW and Bankers Trust Company, as amended to date (the "Trust Agreement"); the proceedings taken by TRW and certain of its subsidiaries in connection with the adoption of the Plan; the proposed issuance and sale of participation interests in the Plan; and the proposed offering of Shares under the Plan. I am also familiar with TRW's Amended Articles of Incorporation and Regulations, in each case as amended to date, and I have examined, or caused to be examined, such other records, documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

TRW Inc.
Board of Administration
May 17, 1995
Page 2



Based on the foregoing, I am of the opinion that the Shares will, when acquired by the participants pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable. I am further of the opinion that the participation interests in the Plan, created in accordance with the Plan and Trust Agreement, will, when acquired by the participants pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and in the Plan documents prepared pursuant to the requirements of Part I of Form S-8.

Sincerely,


/s/ Martin A. Coyle


Martin A. Coyle